UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2016

HIP CUISINE, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	333-209346	47-3170676
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer

2250 NW 114th Ave. Unit 1P, PTY 11020,

Miami, FL 33172-3652

 (Address of Principal Executive Offices) (Zip Code)

 011-507-6501-8105

Registrant’s telephone number, including area code

 _________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 12, 2016, Hip Cuisine, Inc. (the “Company”) completed and closed its registered public offering of 1,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”), offered pursuant to an effective Registration Statement, as amended, Registration No. 333-209436, initially filed with the Securities and Exchange Commission on February 3, 2016, and declared effective on June 14, 2016 (the “Offering”), at an offering price of $0.375 per share (the “Offering Price”). Pursuant to the Offering, all 1,000,000 shares of Common Stock were purchased by investors and issued at the Offering Price for a total value of $375,000.00 to the Company. After deducting offering expenses of $ 6,570, the total net value received by the Company from the Offering was $368,430. The Offering was conducted directly by the Company without the participation of an underwriter and no commissions were paid in connection with the Offering.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2016

HIP CUISINE, INC.

By:	/s/ Natalia Lopera
Name: Natalia Lopera
Title: Chief Executive Officer

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